SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2003

AHL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-22195	58-2277249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Wilson Boulevard, Suite 910 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-9688

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 31, 2003, AHL Services, Inc. (“AHL”) announced that a group led by Cravey, Green & Wahlen (“CGW”), a private equity firm specializing in middle-market investments, has agreed to acquire the outstanding shares of AHL not already held by the group, and take AHL private. Pursuant to the merger agreement dated as of March 28, 2003 (the “Merger Agreement”) by and among Huevos Holdings, Inc. (“Huevos”), AHL Services, Inc., Frank A. Argenbright, Jr., Kathleen B. Argenbright, Argenbright Partners, L.P., Francis A. Argenbright, Jr. Charitable Remainder Trust (collectively, the “Argenbright Shareholders”), A. Clayton Perfall and Caledonia Investments plc (“Caledonia”), Huevos will merge with and into AHL (the “Merger”), with AHL remaining as the surviving legal entity. Holders of AHL common stock at the time of the Merger, other than the Argenbright Shareholders, Mr. Perfall and Caledonia (collectively, the “Continuing Shareholders”) will receive $1.50 in cash for each share of AHL common stock held by such shareholder immediately prior to the Merger. Each share of AHL common stock held by the Continuing Shareholders will be converted into 1.5 shares of AHL’s newly-created Series B Participating Preferred Stock. Following the transaction, the Continuing Shareholders will maintain an approximate 40% equity interest in AHL, and CGW will own the remaining equity interest of approximately 60%. After the Merger, AHL will maintain its current trade names, operating structure and management team. The Merger Agreement and the press release issued by AHL on March 31, 2003 announcing the Merger are attached hereto as Exhibits 99.1 and 99.2, respectively.

In connection with the Merger Agreement, AHL obtained the consent of its senior secured lenders to a further extension of the maturity of its credit agreement, which was scheduled to expire on March 31, 2003. As extended, the credit agreement will expire on August 29, 2003, unless the transaction with CGW is cancelled, in which event it will expire on the date the transaction is cancelled. As part of the consent, AHL and the lenders also modified the covenant requirements for the remaining term of the credit agreement. A copy of the amendment to the credit agreement is attached hereto as Exhibit 99.3.

Item 7. Financial Statements and Exhibits

The following exhibits are filed herewith and made a part hereof.

Exhibit No.	Description of Exhibit
99.1

Agreement and Plan of Merger, dated March 28, 2003, by and among Huevos Holdings, Inc., AHL Services, Inc., Frank A. Argenbright, Jr., Kathleen B. Argenbright, Argenbright Partners, L.P., Francis A. Argenbright, Jr. Charitable Remainder Trust, A. Clayton Perfall and Caledonia Investments plc.

99.2	Press Release issued by AHL Services, Inc. on March 31, 2003.

99.3

Seventh Amendment to Third Amended and Restated Credit Agreement, dated as of March 28, 2003, by and among AHL Services, Inc. and certain of its subsidiaries, the financial institutions named therein and Wachovia Bank, National Association, as Administrative Agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2003

AHL SERVICES, INC.

By:	/S/ HEINZ STUBBLEFIELD
Heinz Stubblefield Chief Financial Officer